Exhibit 99.2
AvalonBay Communities, Inc.
For Immediate News Release
July 31, 2007
AVALONBAY COMMUNITIES, INC. ANNOUNCES
SECOND QUARTER 2007 OPERATING RESULTS
(Alexandria, VA) AvalonBay Communities, Inc. (NYSE: AVB) reported today that Net Income Available to Common Stockholders for the quarter ended June 30, 2007 was $48,877,000. This resulted in Earnings per Share — diluted (“EPS”) of $0.61 for the quarter ended June 30, 2007, compared to $0.86 for the comparable period of 2006, a per share decrease of 29.1%. For the six months ended June 30, 2007, EPS was $1.16 compared to $2.31 for the comparable period of 2006, a per share decrease of 49.8%. These decreases are primarily attributable to the gains from the sale of land and communities in 2006, partially offset by growth in income from existing and newly developed communities in 2007. Results for 2006 have been restated to reflect the non-cash charges associated with our change in the accounting for certain land leases.
Funds from Operations attributable to common stockholders — diluted (“FFO”) for the quarter ended June 30, 2007 was $94,041,000, or $1.17 per share, compared to $74,855,000, or $0.99 per share for the comparable period of 2006. FFO per share increased 18.2%, due primarily to contributions from improved community operating results and newly developed communities. Results for both periods include the impact of a change in the accounting for non-cash charges for certain land leases.
FFO per share for the six months ended June 30, 2007 increased by 8.1% to $2.28 from $2.11 for the comparable period of 2006. FFO per share for the six months ended June 30, 2007 and June 30, 2006, as restated, includes $0.01 and $0.17 per share, respectively, related to the sale of land parcels. Adjusting for these land sales in both years, FFO per share increased 17.0%, driven primarily by improved community operating results and contributions from newly developed communities.
Operating Results for the Quarter Ended June 30, 2007 Compared to the Prior Year Period
For the Company, including discontinued operations, total revenue increased by $22,708,000, or 12.6% to $203,540,000. For Established Communities, rental revenue increased 6.3%, comprised of an increase in Average Rental Rates of 6.6% and a decrease in Economic Occupancy of 0.3%. As a result, total revenue for Established Communities increased $9,608,000 to $162,611,000. Operating expenses for Established Communities increased $989,000, or 2.0% to $51,518,000. Accordingly, Net Operating Income (“NOI”) for Established Communities increased by $8,619,000, or 8.4%, to $111,093,000.
The following table reflects the percentage changes in rental revenue, operating expenses and NOI for Established Communities from the second quarter of 2006 to the second quarter of 2007:

2Q 07 Compared to 2Q 06

	Rental	Operating		% of
	Revenue	Expenses	NOI	NOI (1)
Northeast	3.6%	2.1%	4.4%	42.1%
Mid-Atlantic	7.4%	5.2%	8.8%	15.9%
Midwest	6.5%	5.0%	7.4%	2.1%
Pacific NW	11.6%	(7.4%)	21.7%	4.7%
No. California	9.4%	0.4%	13.3%	22.8%
So. California	5.9%	2.5%	7.4%	12.4%

Total	6.3%	2.0%	8.4%	100.0%

(1)	Total represents each region’s % of total NOI from the Company, including discontinued operations.

Copyright © 2007 AvalonBay Communities, Inc. All Rights Reserved

Cash concessions are recognized in accordance with Generally Accepted Accounting Principles (“GAAP”) and are amortized over the approximate lease term, which is generally one year. The following table reflects the percentage changes in rental revenue on a GAAP basis and Rental Revenue with Concessions on a Cash Basis for our Established Communities:

2Q 07 vs 2Q 06
Rental Revenue Change with Concessions on a GAAP Basis	6.3%

Rental Revenue Change with Concessions on a Cash Basis	4.6%
Operating Results for the Six Months Ended June 30, 2007 Compared to the Prior Year Period
For the Company, including discontinued operations, total revenue increased by $42,626,000, or 11.9% to $400,246,000. For Established Communities, rental revenue increased 6.4%, comprised of an increase in Average Rental Rates of 6.8% and a decrease in Economic Occupancy of 0.4%. As a result, total revenue for Established Communities increased $19,491,000 to $322,276,000, and operating expenses for Established Communities increased $2,322,000 or 2.3% to $102,540,000. Accordingly, NOI for Established Communities increased by $17,169,000 or 8.5% to $219,736,000.
The following table reflects the percentage changes in rental revenue, operating expenses and NOI for Established Communities for the six months ended June 30, 2007 as compared to the six months ended June 30, 2006:

YTD 2007 Compared to YTD 2006

	Rental	Operating		% of
	Revenue	Expenses	NOI	NOI (1)
Northeast	3.8%	1.2%	5.1%	42.5%
Mid-Atlantic	7.7%	7.2%	8.1%	16.3%
Midwest	7.9%	9.8%	6.8%	2.1%
Pacific NW	12.1%	(1.6%)	19.4%	4.4%
No. California	9.2%	0.5%	13.0%	21.9%
So. California	6.0%	1.8%	7.7%	12.8%

Total	6.4%	2.3%	8.5%	100.0%

(1)	Total represents each region’s % of total NOI from the Company, including discontinued operations.
Development and Redevelopment Activity
The Company completed the development of one community during the second quarter of 2007. Avalon Shrewsbury, located in Shrewsbury, MA, is a garden-style community containing 251 apartment homes and was completed for a Total Capital Cost of $35,900,000.
In addition, the Company commenced construction on four communities during the second quarter of 2007: Avalon White Plains, a high-rise community located in Westchester County, NY; Avalon at Tinton Falls, a garden-style community located in Central NJ; Avalon Fashion Valley, a mid-rise community located in San Diego, CA and Avalon Anaheim, a mid-rise community located in Orange County, CA. These four communities are expected to contain an aggregate of 1,021 apartment homes when completed for an estimated Total Capital Cost of $363,100,000.
During the second quarter of 2007, the Company purchased a land parcel located in San Francisco, CA, adjacent to its existing Mission Bay North and Mission Bay North II communities for approximately $36,000,000. The Company expects to begin construction of a 260 apartment home, high-rise community as the third phase of this community in the fourth quarter of 2007.
Acquisition Activity
In July 2007, the Company purchased a garden-style community located in San Jose, CA adjacent to its existing Countrybrook community. This community, renamed Countrybrook II, contains 80 apartment homes and was acquired for a purchase price of $17,700,000. The Company will operate this community in conjunction with Countrybrook.
Disposition Activity
In July 2007, the Company sold Avalon View, located in Fishkill, NY. This community contains 288 apartment homes and was sold for a price of $54,000,000. This resulted in a GAAP gain of approximately $40,200,000 and an Economic Gain of approximately $33,200,000. The Unleveraged IRR over an approximate 14-year holding period was 18.3%.
Also in July 2007, the Company entered into an agreement to sell San Marino for a price of $55,000,000. We expect the sale of San Marino, a 248 apartment-home community located in San Jose, CA, to close in the third quarter of 2007.
The buyers of these assets intend to continue to operate these communities as rental apartments.

Copyright © 2007 AvalonBay Communities, Inc. All Rights Reserved

Investment Management Fund Activity
AvalonBay Value Added Fund, L.P. (the “Fund”) is a private, discretionary investment vehicle in which the Company holds an equity interest of approximately 15%. During the second quarter of 2007, the Fund acquired Skyway Terrace, located in San Jose, CA, for a purchase price of $74,000,000. Skyway Terrace is a garden-style community containing 348 apartment homes.
In addition, during the second quarter of 2007, the Fund commenced the redevelopment of Paseo Park, located in Fremont, CA. Paseo Park contains 134 apartment homes and will be redeveloped for an expected Total Capital Cost of $5,700,000, excluding costs incurred prior to the start of redevelopment.
In July 2007, the Fund acquired two communities, Avalon Rutherford Station and South Hills Apartments. Avalon Rutherford Station is a garden-style community containing 108 apartment homes and is located in East Rutherford, NJ. This community was acquired for a purchase price of $35,850,000. South Hills Apartments is a garden-style community containing 85 apartment homes in Los Angeles, CA. This community was acquired for a purchase price of $20,700,000.
Including the acquisition of Avalon Rutherford Station and South Hills Apartments, the Fund has invested $743,985,000 as of July 31, 2007.
Financing, Liquidity and Balance Sheet Statistics
As of June 30, 2007, the Company had no amounts outstanding under its $650,000,000 unsecured credit facility and $137,800,000 in unrestricted cash available. Leverage, calculated as total debt as a percentage of Total Market Capitalization, was 23.3% at June 30, 2007. Unencumbered NOI for the six months ended June 30, 2007 was 83.4% and Interest Coverage for the second quarter of 2007 was 4.7 times.
Revised Accounting Interpretation
As discussed in Amendment No. 1 to the Company’s 2006 Annual Report on Form 10-K/A, the Company made a change related to its accounting for land leases. This change resulted in a non-cash charge to operating expenses and reduced reported FFO by $0.03 and $0.07 per share from what would have been reported for the three and six months ended June 30, 2007 under the Company’s prior accounting treatment. Results for the three and six months ended June 30, 2006 have also been restated, reducing reported FFO by $0.04 and $0.07 per share from what had previously been reported to reflect the impact of this change in land lease accounting.
Third Quarter and Full Year 2007 Financial Outlook
The Company expects EPS in the range of $1.99 to $2.03 for the third quarter of 2007. Based on changes in the Company’s disposition plan, the Company is revising its projected EPS to a range of $3.83 to $3.93 for the full year 2007.
The Company expects Projected FFO per share in the range of $1.17 to $1.21 for the third quarter of 2007. The Company expects Projected FFO per share in the range of $4.60 to $4.70 for the full year 2007. The financial outlook provided for the third quarter and full year 2007 includes non-cash charges of $0.03 and $0.13 per share, respectively, related to the revised lease accounting discussed in Amendment No. 1 to the Company’s 2006 Annual Report on Form 10-K/A.
The Company expects to release its third quarter 2007 earnings on October 31, 2007 after the market closes. The Company expects to hold a conference call on November 1, 2007 at 11:00 AM EDT to discuss the third quarter 2007 results.
Other Matters
The Company will hold a conference call on August 2, 2007 at 11:00 AM EDT to review and answer questions about this release, its second quarter results, the Attachments (described below) and related matters. To participate on the call, dial 1-877-510-2397 domestically and 1-706-634-5877 internationally.
To hear a replay of the call, which will be available from August 2, 2007 at 2:00 PM EDT until August 9, 2007 at 11:59 PM EDT, dial 1-800-642-1687 domestically and 1-706-645-9291 internationally, and use Access Code: 4123380.
A webcast of the conference call will also be available at http://www.avalonbay.com/earnings, and an on-line playback of the webcast will be available for at least 30 days following the call.
The Company produces Earnings Release Attachments (the “Attachments”) that provide detailed information regarding operating, development, redevelopment, disposition and acquisition activity. These Attachments are considered a part of this earnings release and are available in full with this earnings release via the Company’s website at http://www.avalonbay.com/earnings and through e-mail distribution. To receive future press releases via e-mail, please send a request to IR@avalonbay.com.

Copyright © 2007 AvalonBay Communities, Inc. All Rights Reserved

About AvalonBay Communities, Inc.
As of June 30, 2007, the Company owned or held a direct or indirect ownership interest in 176 apartment communities containing 50,771 apartment homes in ten states and the District of Columbia, of which 19 communities were under construction and 7 communities were under reconstruction. The Company is an equity REIT in the business of developing, redeveloping, acquiring and managing apartment communities in high barrier-to-entry markets of the United States. More information may be found on the Company’s website at the following address http://www.avalonbay.com. For additional information, please contact John Christie, Senior Director of Investor Relations and Research at 1-703-317-4747 or Thomas J. Sargeant, Chief Financial Officer, at 1-703-317-4635.
Forward-Looking Statements
This release, including its Attachments, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by the Company’s use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “outlook” and similar expressions that do not relate to historical matters. Actual results may differ materially from those expressed or implied by the forward-looking statements as a result of risks and uncertainties, which include the following: changes in local employment conditions, demand for apartment homes, supply of competitive housing products, and other economic conditions may result in lower than expected occupancy and/or rental rates and adversely affect the profitability of our communities; increases in costs of materials, labor or other expenses may result in communities that we develop or redevelop failing to achieve expected profitability; delays in completing development, redevelopment and/or lease-up may result in increased financing and construction costs and may delay and/or reduce the profitability of a community; debt and/or equity financing for development, redevelopment or acquisitions of communities may not be available on favorable terms; we may be unable to obtain, or experience delays in obtaining, necessary governmental permits and authorizations; or we may abandon development or redevelopment opportunities for which we have already incurred costs.
Additional discussions of risks and uncertainties appear in the Company’s filings with the Securities and Exchange Commission, including the Company’s Amendment No. 1 on Form 10-K/A to our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 under the headings “Risk Factors” and under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Forward-Looking Statements”.
The Company does not undertake a duty to update forward-looking statements, including its expected operating results for the third quarter and full year 2007. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community. The format and extent of future outlooks may be different from the format and extent of the information contained in this release.
Definitions and Reconciliations
Non-GAAP financial measures and other capitalized terms, as used in this earnings release, are defined and further explained on Attachment 14, “Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.” Attachment 14 is included in the full earnings release available at the Company’s website at http://www.avalonbay.com/earnings.

Copyright © 2007 AvalonBay Communities, Inc. All Rights Reserved

SECOND QUARTER 2007
Supplemental Operating and Financial Data
Avalon Riverview North is located on the East River waterfront in the Queens West area of New York City. Currently under construction, Avalon Riverview North is expected to be completed in the third quarter of 2008 for an estimated Total Capital Cost of $175.6 million. Upon completion, the community will contain 602 apartment homes. It is the second of a two phase community containing an aggregate of 974 apartment homes.
Apartment homes at Avalon Riverview North feature hardwood floors, walk-in closets and gourmet kitchens with black granite countertops, maple cabinetry and stainless steel appliances. The community is located just steps from a subway station providing one-stop access to Grand Central Station on the ‘7’ train. Community amenities include 24-hour concierge service, a cold storage facility in the lobby for grocery deliveries, resident lounge, fitness center, and an outdoor swimming pool with Manhattan city views.

SECOND QUARTER 2007
Supplemental Operating and Financial Data
Table of Contents

Company Profile
Selected Operating and Other Information	Attachment 1
Detailed Operating Information	Attachment 2
Condensed Consolidated Balance Sheets	Attachment 3

Sub-Market Profile
Quarterly Revenue and Occupancy Changes (Established Communities)	Attachment 4
Sequential Quarterly Revenue and Occupancy Changes (Established Communities)	Attachment 5
Year-to-Date Revenue and Occupancy Changes (Established Communities)	Attachment 6

Development, Redevelopment, Acquisition and Disposition Profile
Summary of Development and Redevelopment Activity	Attachment 7
Development Communities	Attachment 8
Redevelopment Communities	Attachment 9
Summary of Development and Redevelopment Community Activity	Attachment 10
Future Development	Attachment 11
Unconsolidated Real Estate Investments	Attachment 12
Summary of Disposition Activity	Attachment 13

Definitions and Reconciliations
Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms	Attachment 14
The following is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. The projections and estimates contained in the following attachments are forward-looking statements that involve risks and uncertainties, and actual results may differ materially from those projected in such statements. Risks associated with the Company’s development, redevelopment, construction, and lease-up activities, which could impact the forward-looking statements made are discussed in the paragraph titled “Forward-Looking Statements” in the release to which these attachments relate. In particular, development opportunities may be abandoned; Total Capital Cost of a community may exceed original estimates, possibly making the community uneconomical and/or affecting projected returns; construction and lease-up may not be completed on schedule, resulting in increased debt service and construction costs; and other risks described in the Company’s filings with the Securities and Exchange Commission, including Amendent No. 1 to the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2006 and the Company’s Quarterly Reports on Form 10-Q for subsequent quarters.

Attachment 1
AvalonBay Communities, Inc.
Selected Operating and Other Information
June 30, 2007
(Dollars in thousands except per share data)
(unaudited)

SELECTED OPERATING INFORMATION

	Q2	Q2		YTD	YTD
	2007	2006 (1)	% Change	2007	2006 (1)	% Change
Net income available to common stockholders	$48,877	$64,831	(24.6%)	$93,221	$173,770	(46.4%)

Per common share — basic	$0.62	$0.87	(28.7%)	$1.18	$2.35	(49.8%)
Per common share — diluted	$0.61	$0.86	(29.1%)	$1.16	$2.31	(49.8%)

Funds from Operations	$94,041	$74,855	25.6%	$183,158	$159,044	15.2%
Per common share — diluted	$1.17	$0.99	18.2%	$2.28	$2.11	8.1%

Dividends declared — common	$67,774	$58,044	16.8%	$135,468	$116,030	16.8%
Per common share	$0.85	$0.78	9.0%	$1.70	$1.56	9.0%

Common shares outstanding	79,734,293	74,415,977	7.1%	79,734,293	74,415,977	7.1%
Outstanding operating partnership units	125,724	152,002	(17.3%)	125,724	152,002	(17.3%)

Total outstanding shares and units	79,860,017	74,567,979	7.1%	79,860,017	74,567,979	7.1%

Average shares outstanding — basic	79,428,056	74,100,800	7.2%	78,932,715	73,950,147	6.7%
Average operating partnership units outstanding	126,392	152,221	(17.0%)	135,439	194,662	(30.4%)
Effect of dilutive securities	1,093,066	1,108,890	(1.4%)	1,214,989	1,141,137	6.5%

Average shares outstanding — diluted	80,647,514	75,361,911	7.0%	80,283,143	75,285,946	6.6%

DEBT COMPOSITION AND MATURITIES

		% of Total	Average
		Market	Interest	Remaining
Debt Composition (2)	Amount	Cap	Rate (3)	Maturities (2)
Conventional Debt				2007	$264,846
Long-term, fixed rate	$2,199,134	17.6%		2008	$208,908
Long-term, variable rate	125,786	1.0%		2009	$231,428

Subtotal, Conventional	2,324,920	18.6%	6.4%	2010	$235,268

				2011	$405,337
Tax-Exempt Debt
Long-term, fixed rate	164,775	1.3%
Long-term, variable rate	427,692	3.4%

Subtotal, Tax-Exempt	592,467	4.7%	5.1%

Total Debt	$2,917,387	23.3%	6.1%

(1) 2006 amounts have been restated from amounts previously reported to reflect a change in accounting for land leases.
(2) Excludes debt associated with communities classified as held for sale.
(3) Includes credit enhancement fees, trustees’ fees, etc.

CAPITALIZED COSTS

			Non-Rev
	Cap	Cap	Capex
	Interest	Overhead	per Home

Q207	$18,393	$6,684	$38
Q107	$15,433	$6,606	$9
Q406	$13,909	$6,847	$92
Q306	$12,910	$6,361	$203
Q206	$11,205	$5,377	$164

COMMUNITY INFORMATION

		Apartment
	Communities	Homes

Current Communities	157	44,952
Development Communities	19	5,819
Development Rights	53	14,108

Attachment 2
AvalonBay Communities, Inc.
Detailed Operating Information
June 30, 2007
(Dollars in thousands except per share data)
(unaudited)

	Q2	Q2		YTD	YTD
	2007	2006 (1)	% Change	2007	2006 (1)	% Change
Revenue:
Rental and other income	$200,448	$177,688	12.8%	$394,169	$350,111	12.6%
Management, development and other fees	1,488	1,395	6.7%	2,932	2,601	12.7%

Total	201,936	179,083	12.8%	397,101	352,712	12.6%

Operating expenses:
Direct property operating expenses, excluding property taxes	47,291	43,093	9.7%	94,050	84,204	11.7%
Property taxes	18,791	16,642	12.9%	36,289	33,318	8.9%
Property management and other indirect operating expenses	8,706	8,307	4.8%	17,146	16,938	1.2%
Investments and investment management (2)	2,483	2,398	3.5%	4,508	3,869	16.5%

Total	77,271	70,440	9.7%	151,993	138,329	9.9%

Interest expense, net	(22,662)	(26,115)	(13.2%)	(46,159)	(54,311)	(15.0%)
General and administrative expense	(6,642)	(6,479)	2.5%	(13,422)	(12,762)	5.2%
Joint venture income and minority interest expense	(653)	79	(926.6%)	(1,189)	174	(783.3%)
Depreciation expense	(44,195)	(41,285)	7.0%	(88,023)	(81,251)	8.3%
Gain on sale of land	—	—	N/A	545	13,166	(95.9%)

Income from continuing operations	50,513	34,843	45.0%	96,860	79,399	22.0%

Discontinued operations: (3)
Income from discontinued operations	539	171	215.2%	711	1,310	(45.7%)
Gain on sale of communities	—	31,992	(100.0%)	—	97,411	(100.0%)

Total discontinued operations	539	32,163	(98.3%)	711	98,721	(99.3%)

Net income	51,052	67,006	(23.8%)	97,571	178,120	(45.2%)
Dividends attributable to preferred stock	(2,175)	(2,175)	—	(4,350)	(4,350)	—

Net income available to common stockholders	$48,877	$64,831	(24.6%)	$93,221	$173,770	(46.4%)

Net income per common share — basic	$0.62	$0.87	(28.7%)	$1.18	$2.35	(49.8%)

Net income per common share — diluted	$0.61	$0.86	(29.1%)	$1.16	$2.31	(49.8%)

(1)	Amounts for the three and six months ended June 30, 2006 have been restated from amounts previously reported to reflect a change in accounting for land leases.

(2)	Reflects costs incurred related to investment acquisition, investment management and abandoned pursuits.

(3)	Reflects net income for communities classified as discontinued operations as of June 30, 2007 and communities sold during the period from January 1, 2006 through June 30, 2007. The following table details income from discontinued operations for the periods shown:

	Q2	Q2	YTD	YTD
	2007	2006	2007	2006
Rental income	$1,604	$1,749	$3,145	$4,908
Operating and other expenses	(730)	(837)	(1,452)	(2,131)
Interest expense, net	(158)	(480)	(539)	(947)
Depreciation expense	(177)	(261)	(443)	(520)

Income from discontinued operations (4)	$539	$171	$711	$1,310

(4)	NOI for discontinued operations totaled $874 and $1,693 for the three and six months ended June 30, 2007, respectively. All of these amounts relate to assets held for sale.

Attachment 3
AvalonBay Communities, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	June 30,	December 31,
	2007	2006
Real estate	$5,924,062	$5,675,823
Less accumulated depreciation	(1,181,799)	(1,093,933)

Net operating real estate	4,742,263	4,581,890

Construction in progress, including land	810,925	641,781
Land held for development	352,616	202,314
Operating real estate assets held for sale, net	84,338	84,377

Total real estate, net	5,990,142	5,510,362

Cash and cash equivalents	137,770	8,343
Cash in escrow	220,418	135,917
Resident security deposits	30,635	26,429
Other assets (1)	163,845	164,440

Total assets	$6,542,810	$5,845,491

Unsecured senior notes, net	$2,153,289	$2,153,078
Unsecured facility	—	—
Notes payable	761,387	648,350
Resident security deposits	41,565	38,376
Liabilities related to assets held for sale	51,607	67,772
Other liabilities	360,287	346,450

Total liabilities	$3,368,135	$3,254,026

Minority interest	24,883	18,311

Stockholders’ equity	3,149,792	2,573,154

Total liabilities and stockholders’ equity	$6,542,810	$5,845,491

(1)	Other assets includes $2,508 and $3,558 relating to assets classified as held for sale as of June 30, 2007 and December 31, 2006, respectively.

Attachment 4
AvalonBay Communities, Inc.
Quarterly Revenue and Occupancy Changes — Established Communities (1)
June 30, 2007

	Apartment
	Homes	Average Rental Rates (2)			Economic Occupancy				Rental Revenue ($000’s) (3)
		Q2 07	Q2 06	% Change	Q2 07	Q2 06	% Change		Q2 07	Q2 06	% Change
Northeast
Boston, MA	3,621	$1,876	$1,863	0.7%	96.1%	96.0%	0.1%		$19,597	$19,449	0.8%
Fairfield-New Haven, CT	2,412	2,019	1,897	6.4%	96.9%	97.1%	(0.2%	)	14,156	13,331	6.2%
New York, NY	1,730	2,487	2,358	5.5%	97.4%	96.9%	0.5%		12,575	11,861	6.0%
Long Island, NY	1,469	2,327	2,246	3.6%	95.6%	97.0%	(1.4%	)	9,808	9,597	2.2%
Northern New Jersey	1,182	2,641	2,461	7.3%	95.9%	97.3%	(1.4%	)	8,985	8,484	5.9%
Central New Jersey	814	1,703	1,697	0.4%	96.6%	96.6%	0.0%		4,018	4,003	0.4%

Northeast Average	11,228	2,127	2,049	3.8%	96.5%	96.7%	(0.2%	)	69,139	66,725	3.6%

Mid-Atlantic
Washington, DC	5,215	1,779	1,636	8.7%	95.1%	96.3%	(1.2%	)	26,473	24,620	7.5%
Baltimore, MD	542	1,271	1,188	7.0%	96.6%	98.1%	(1.5%	)	1,996	1,892	5.5%

Mid-Atlantic Average	5,757	1,731	1,592	8.7%	95.2%	96.5%	(1.3%	)	28,469	26,512	7.4%

Midwest
Chicago, IL	887	1,198	1,124	6.6%	94.6%	94.7%	(0.1%	)	3,016	2,831	6.5%

Midwest Average	887	1,198	1,124	6.6%	94.6%	94.7%	(0.1%	)	3,016	2,831	6.5%

Pacific Northwest
Seattle, WA	2,278	1,262	1,126	12.1%	95.8%	96.3%	(0.5%	)	8,264	7,408	11.6%

Pacific Northwest Average	2,278	1,262	1,126	12.1%	95.8%	96.3%	(0.5%	)	8,264	7,408	11.6%

Northern California
San Jose, CA	4,292	1,691	1,535	10.2%	97.1%	96.5%	0.6%		21,151	19,091	10.8%
Oakland-East Bay, CA	1,955	1,382	1,277	8.2%	96.8%	96.2%	0.6%		7,850	7,212	8.8%
San Francisco, CA	1,862	1,975	1,834	7.7%	95.9%	96.5%	(0.6%	)	10,586	9,883	7.1%

Northern California Average	8,109	1,682	1,543	9.0%	96.8%	96.4%	0.4%		39,587	36,186	9.4%

Southern California
Los Angeles, CA	1,198	1,658	1,570	5.6%	95.8%	95.5%	0.3%		5,710	5,393	5.9%
San Diego, CA	1,058	1,460	1,385	5.4%	95.5%	95.4%	0.1%		4,427	4,195	5.5%
Orange County, CA	916	1,457	1,360	7.1%	95.8%	96.4%	(0.6%	)	3,836	3,603	6.5%

Southern California Average	3,172	1,534	1,448	5.9%	95.7%	95.7%	0.0%		13,973	13,191	5.9%

Average/Total Established	31,431	$1,790	$1,679	6.6%	96.2%	96.5%	(0.3%	)	$162,448	$152,853	6.3%

(1)	Established Communities are communities with stabilized occupancy and operating expenses as of January 1, 2006 such that a comparison of 2006 to 2007 is meaningful.

(2)	Reflects the effect of concessions amortized over the average lease term.

(3)	With concessions presented on a cash basis, rental revenue from Established Communities increased 4.6% between years.

Attachment 5
AvalonBay Communities, Inc.
*Sequential Quarterly* Revenue and Occupancy Changes — Established Communities (1)
June 30, 2007

	Apartment
	Homes	Average Rental Rates (2)			Economic Occupancy				Rental Revenue ($000's)
		Q2 07	Q1 07	% Change	Q2 07	Q1 07	% Change		Q2 07	Q1 07	% Change
Northeast
Boston, MA	3,621	$1,876	$1,874	0.1%	96.1%	95.5%	0.6%		$19,597	$19,445	0.8%
Fairfield-New Haven, CT	2,412	2,019	1,985	1.7%	96.9%	95.1%	1.8%		14,156	13,664	3.6%
New York, NY	1,730	2,487	2,449	1.6%	97.4%	95.6%	1.8%		12,575	12,150	3.5%
Long Island, NY	1,469	2,327	2,296	1.4%	95.6%	96.8%	(1.2%	)	9,808	9,790	0.2%
Northern New Jersey	1,182	2,641	2,578	2.4%	95.9%	96.9%	(1.0%	)	8,985	8,860	1.4%
Central New Jersey	814	1,703	1,652	3.1%	96.6%	96.7%	(0.1%	)	4,018	3,901	3.0%

Northeast Average	11,228	2,127	2,100	1.3%	96.5%	95.9%	0.6%		69,139	67,810	2.0%

Mid-Atlantic
Washington, DC	5,215	1,779	1,734	2.6%	95.1%	95.9%	(0.8%	)	26,473	26,028	1.7%
Baltimore, MD	542	1,271	1,256	1.2%	96.6%	94.8%	1.8%		1,996	1,936	3.1%

Mid-Atlantic Average	5,757	1,731	1,689	2.5%	95.2%	95.9%	(0.7%	)	28,469	27,964	1.8%

Midwest
Chicago, IL	887	1,198	1,181	1.4%	94.6%	95.4%	(0.8%	)	3,016	2,994	0.7%

Midwest Average	887	1,198	1,181	1.4%	94.6%	95.4%	(0.8%	)	3,016	2,994	0.7%

Pacific Northwest
Seattle, WA	2,278	1,262	1,232	2.4%	95.8%	96.0%	(0.2%	)	8,264	8,083	2.2%

Pacific Northwest Average	2,278	1,262	1,232	2.4%	95.8%	96.0%	(0.2%	)	8,264	8,083	2.2%

Northern California
San Jose, CA	4,292	1,691	1,653	2.3%	97.1%	97.5%	(0.4%	)	21,151	20,744	2.0%
Oakland-East Bay, CA	1,955	1,382	1,359	1.7%	96.8%	96.5%	0.3%		7,850	7,691	2.1%
San Francisco, CA	1,862	1,975	1,944	1.6%	95.9%	95.9%	0.0%		10,586	10,421	1.6%

Northern California Average	8,109	1,682	1,649	2.0%	96.8%	96.9%	(0.1%	)	39,587	38,856	1.9%

Southern California
Los Angeles, CA	1,198	1,658	1,640	1.1%	95.8%	95.2%	0.6%		5,710	5,612	1.7%
San Diego, CA	1,058	1,460	1,440	1.4%	95.5%	95.6%	(0.1%	)	4,427	4,367	1.4%
Orange County, CA	916	1,457	1,434	1.6%	95.8%	96.9%	(1.1%	)	3,836	3,821	0.4%

Southern California Average	3,172	1,534	1,514	1.3%	95.7%	95.8%	(0.1%	)	13,973	13,800	1.3%

Average/Total Established	31,431	$1,790	$1,760	1.7%	96.2%	96.1%	0.1%		$162,448	$159,507	1.8%

(1)	Established Communities are communities with stabilized occupancy and operating expenses as of January 1, 2006 such that a comparison of first and second quarter of 2007 is meaningful.

(2)	Reflects the effect of concessions amortized over the average lease term.

Attachment 6
AvalonBay Communities, Inc.
Year-To-Date Revenue and Occupancy Changes — Established Communities (1)
June 30, 2007

	Apartment
	Homes	Average Rental Rates (2)			Economic Occupancy				Rental Revenue ($000's)
		YTD Q2 07	YTD Q2 06	% Change	YTD Q2 07	YTD Q2 06	% Change		YTD Q2 07	YTD Q2 06	% Change
Northeast
Boston, MA	3,621	$1,875	$1,860	0.8%	95.8%	96.0%	(0.2%	)	$39,041	$38,797	0.6%
Fairfield-New Haven, CT	2,412	2,002	1,874	6.8%	96.0%	96.8%	(0.8%	)	27,820	26,238	6.0%
New York, NY	1,730	2,468	2,340	5.5%	96.5%	97.0%	(0.5%	)	24,725	23,554	5.0%
Long Island, NY	1,469	2,311	2,217	4.2%	96.2%	96.2%	0.0%		19,599	18,810	4.2%
Northern New Jersey	1,182	2,610	2,434	7.2%	96.4%	96.9%	(0.5%	)	17,845	16,720	6.7%
Central New Jersey	814	1,678	1,665	0.8%	96.6%	96.1%	0.5%		7,919	7,814	1.3%

Northeast Average	11,228	2,113	2,030	4.1%	96.2%	96.5%	(0.3%	)	136,949	131,933	3.8%

Mid-Atlantic
Washington, DC	5,215	1,756	1,612	8.9%	95.5%	96.5%	(1.0%	)	52,501	48,650	7.9%
Baltimore, MD	542	1,263	1,174	7.6%	95.7%	98.1%	(2.4%	)	3,932	3,737	5.2%

Mid-Atlantic Average	5,757	1,709	1,572	8.7%	95.6%	96.6%	(1.0%	)	56,433	52,387	7.7%

Midwest
Chicago, IL	887	1,189	1,109	7.2%	95.0%	94.3%	0.7%		6,009	5,567	7.9%

Midwest Average	887	1,189	1,109	7.2%	95.0%	94.3%	0.7%		6,009	5,567	7.9%

Pacific Northwest
Seattle, WA	2,278	1,247	1,109	12.4%	95.9%	96.2%	(0.3%	)	16,347	14,582	12.1%

Pacific Northwest Average	2,278	1,247	1,109	12.4%	95.9%	96.2%	(0.3%	)	16,347	14,582	12.1%

Northern California
San Jose, CA	4,292	1,672	1,517	10.2%	97.3%	96.9%	0.4%		41,895	37,886	10.6%
Oakland-East Bay, CA	1,955	1,370	1,264	8.4%	96.7%	96.8%	(0.1%	)	15,541	14,355	8.3%
San Francisco, CA	1,862	1,960	1,814	8.0%	95.9%	96.6%	(0.7%	)	21,007	19,569	7.3%

Northern California Average	8,109	1,666	1,525	9.2%	96.8%	96.8%	0.0%		78,443	71,810	9.2%

Southern California
Los Angeles, CA	1,198	1,649	1,551	6.3%	95.5%	95.6%	(0.1%	)	11,322	10,659	6.2%
San Diego, CA	1,058	1,450	1,377	5.3%	95.5%	95.8%	(0.3%	)	8,794	8,377	5.0%
Orange County, CA	916	1,446	1,355	6.7%	96.4%	96.2%	0.2%		7,657	7,166	6.9%

Southern California Average	3,172	1,523	1,437	6.0%	95.8%	95.8%	0.0%		27,773	26,202	6.0%

Average/Total Established	31,431	$1,776	$1,663	6.8%	96.1%	96.5%	(0.4%	)	$321,954	$302,481	6.4%

(1)	Established Communities are communities with stabilized occupancy and operating expenses as of January 1, 2006 such that a comparison of 2006 to 2007 is meaningful.

(2)	Reflects the effect of concessions amortized over the average lease term.

Attachment 7
AvalonBay Communities, Inc.
Summary of Development and Redevelopment Activity (1) as of June 30, 2007

		Number	Number	Total
		of	of	Capital Cost (2)
		Communities	Homes	(millions)
Portfolio Additions:	(3)
2007 Annual Completions
Development		7	1,659	$377.8
Redevelopment	(4)	3	1,573	26.0

Total Additions		10	3,232	$403.8

2006 Annual Completions
Development		6	1,368	$375.2
Redevelopment	(4)	2	506	10.1

Total Additions		8	1,874	$385.3

Pipeline Activity:	(3)
Currently Under Construction
Development		19	5,819	$1,685.5
Redevelopment	(4)	7	2,188	44.3

Subtotal		26	8,007	$1,729.8

Planning
Development Rights		53	14,108	$4,124.0

Total Pipeline		79	22,115	$5,853.8

(1)	Represents activity for consolidated and unconsolidated entities.

(2)	See Attachment #14 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(3)	Information represents projections and estimates.

(4)	Represents only cost of redevelopment activity, does not include original acquisition cost.
This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the second quarter of 2007.

Attachment 8
AvalonBay Communities, Inc.
Development Communities as of June 30, 2007

	Percentage		Total					Avg
	Ownership	# of	Capital	Schedule				Rent			% Occ
	Upon	Apt	Cost (1)		Initial		Stabilized	Per	% Comp	% Leased	Physical	Economic
	Completion	Homes	(millions)	Start	Occupancy	Complete	Ops (1)	Home (1)	(2)	(3)	(4)	(1) (5)
								Inclusive of
								Concessions
								See Attachment #14
Under Construction:
1. Avalon Wilshire	100%	123	$46.6	Q1 2005	Q2 2007	Q3 2007	Q4 2007	$2,795	100.0%	62.6%	43.1%	8.8%
Los Angeles, CA
2. Avalon Lyndhurst (6)	100%	328	78.8	Q3 2005	Q4 2006	Q3 2007	Q1 2008	2,200	100.0%	80.2%	74.7%	42.6%
Lyndhurst, NJ
3. Avalon Riverview North	100%	602	175.6	Q3 2005	Q3 2007	Q3 2008	Q1 2009	2,830	11.5%	49.5%	9.1%	N/A
New York, NY
4. Avalon at Glen Cove North	100%	111	41.4	Q4 2005	Q1 2007	Q3 2007	Q1 2008	2,390	100.0%	47.7%	46.8%	17.5%
Glen Cove, NY
5. Avalon Danvers (7)	100%	433	84.8	Q4 2005	Q1 2007	Q3 2008	Q1 2009	1,535	47.3%	34.9%	30.3%	15.3%
Danvers, MA
6. Avalon Woburn	100%	446	83.1	Q4 2005	Q3 2006	Q4 2007	Q2 2008	1,575	73.1%	83.9%	68.4%	47.6%
Woburn, MA
7. Avalon on the Sound II	100%	588	184.2	Q1 2006	Q2 2007	Q2 2008	Q4 2008	2,535	33.7%	30.3%	19.6%	3.6%
New Rochelle, NY
8. Avalon Meydenbauer	100%	368	84.3	Q1 2006	Q4 2007	Q3 2008	Q1 2009	1,625	N/A	N/A	N/A	N/A
Bellevue, WA
9. Avalon at Dublin Station I	100%	305	85.8	Q2 2006	Q4 2007	Q2 2008	Q4 2008	1,995	N/A	N/A	N/A	N/A
Dublin, CA
10. Avalon at Lexington Hills	100%	387	86.2	Q2 2006	Q2 2007	Q3 2008	Q1 2009	1,975	17.1%	22.0%	11.1%	2.7%
Lexington, MA
11. Avalon Bowery Place II (8)	100%	90	61.9	Q3 2006	Q4 2007	Q1 2008	Q2 2008	3,490	N/A	N/A	N/A	N/A
New York, NY
12. Avalon Encino	100%	131	61.5	Q3 2006	Q3 2008	Q4 2008	Q1 2009	2,650	N/A	N/A	N/A	N/A
Los Angeles, CA
13. Avalon Canoga Park	100%	210	53.9	Q4 2006	Q1 2008	Q2 2008	Q4 2008	2,020	N/A	N/A	N/A	N/A
Canoga Park, CA
14. Avalon Acton (8)	100%	380	68.8	Q4 2006	Q1 2008	Q4 2008	Q2 2009	1,470	N/A	N/A	N/A	N/A
Acton, MA
15. Avalon Morningside Park (8)	100%	296	125.5	Q1 2007	Q3 2008	Q1 2009	Q3 2009	3,640	N/A	N/A	N/A	N/A
New York, NY
16. Avalon White Plains	100%	393	154.5	Q2 2007	Q4 2008	Q2 2009	Q4 2009	2,820	N/A	N/A	N/A	N/A
White Plains, NY
17. Avalon at Tinton Falls	100%	216	41.2	Q2 2007	Q3 2008	Q4 2008	Q2 2009	1,760	N/A	N/A	N/A	N/A
Tinton Falls, NJ
18. Avalon Fashion Valley	100%	161	64.7	Q2 2007	Q4 2008	Q1 2009	Q2 2009	2,380	N/A	N/A	N/A	N/A
San Diego, CA
19. Avalon Anaheim	100%	251	102.7	Q2 2007	Q2 2009	Q3 2009	Q1 2010	2,530	N/A	N/A	N/A	N/A
Anaheim, CA

Subtotal/Weighted Average		5,819	$1,685.5					$2,415

Completed this Quarter:
1. Avalon Shrewsbury	100%	251	35.9	Q3 2005	Q2 2006	Q2 2007	Q4 2007	1,335	100.0%	99.2%	97.6%	82.7%
Shrewsbury, MA

Subtotal/Weighted Average		251	$35.9					$1,335

Total/Weighted Average		6,070	$1,721.4					$2,395

Weighted Average Projected NOI
as a % of Total Capital Cost (1) (9)			6.5%	Inclusive of Concessions — See Attachment #14

Non-Stabilized Development Communities: (10)				% Economic		Asset Cost Basis, Non-Stabilized Development					Source
				Occ
Prior Quarter Completions:				(1) (5)		Capital Cost, Prior Quarter Completions				$217.6	Att. 8 (less JV partner share)
Avalon at Mission Bay North II		313	$108.2			Capital Cost, Current Completions				35.9	Att. 8
Avalon Bowery Place I		206	98.5			Capital Cost, Under Construction				1,685.5	Att. 8
Avalon Chestnut Hill		204	61.2			Less: Remaining to Invest, Under Construction
Avalon at Decoverly II		196	30.8			Total Remaining to Invest			974.3		Att. 10

Total		919	$298.7	86.3%		Capital Cost, Projected Q3 2007 Starts			(253.9)		Att. 10, Footnote 5

										(720.4)

						Total Asset Cost Basis, Non-Stabilized Development				$1,218.6

Q2 2007 Net Operating Income/(Deficit) for communities under construction and non-stabilized development communities was $3.2 million. See Attachment #14.

(1)	See Attachment #14 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(2)	Includes apartment homes for which construction has been completed and accepted by management as of July 27, 2007.

(3)	Includes apartment homes for which leases have been executed or non-refundable deposits have been paid as of July 27, 2007.

(4)	Physical occupancy based on apartment homes occupied as of July 27, 2007.

(5)	Represents Economic Occupancy for the second quarter of 2007.

(6)	The remediation of the Company’s Avalon Lyndhurst development site, as discussed in the Company’s second quarter 2006 Earnings Release, is complete. The net cost associated with the remediation effort after considering insurance proceeds received to date, including costs associated with construction delays, is expected to total approximately $6.0 million. The Company is pursuing the recovery of these additional costs through insurance as well as from the third parties involved, but any additional recoverable amounts are not currently estimable. The Total Capital Cost and yield cited above do not reflect the potential impact of these additional net costs.

(7)	Avalon Danvers experienced a fire in April 2007. The Total Capital Cost and yield cited above do not reflect the impact of the fire as the effect is not yet fully estimable.

The Company expects insurance proceeds will substantially cover all losses.

(8)	This community is being financed in part by third-party tax-exempt debt.

(9)	The Weighted Average calculation is based on the Company’s pro rata share of the Total Capital Cost for each community.

(10)	Represents Development Communities completed in prior quarters that had not achieved Stabilized Operations for the entire current quarter. Estimates are based on the Company’s pro rata share of the Total Capital Cost for each community.

This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the second quarter of 2007.

Attachment 9
AvalonBay Communities, Inc.
Redevelopment Communities as of June 30, 2007

			Cost (millions)		Schedule				Avg	Number of Homes
		# of	Pre-	Total					Rent		Out of
	Percentage	Apt	Redevelopment	Capital	Acquisition /			Restabilized	Per	Completed	Service
	Ownership	Homes	Capital Cost	Cost (1)(2)	Completion	Start	Complete	Ops (2)	Home (2)	to date	@ 6/30/07
									Inclusive of
									Concessions
									See Attachment #14
Under Redevelopment:

AvalonBay
1. Avalon Walk I and II (3)	100%	764	$59.4	$71.2	Q3 1992	Q1 2006	Q4 2007	Q2 2008	$1,320	644	33
Hamden, CT					Q3 1994
2. Avalon at AutumnWoods	100%	420	31.2	38.3	Q4 1996	Q3 2006	Q3 2008	Q1 2009	1,365	265	20

Fairfax, VA

Subtotal		1,184	$90.6	$109.5					$1,335	909	53

Investment Management Fund (The “Fund”)
1. Avalon Redmond (4)	15%	400	49.2	56.7	Q4 2004	Q2 2006	Q4 2007	Q2 2008	1,340	350	10
Redmond, WA
2. Civic Center Place	15%	192	38.1	43.5	Q4 2005	Q4 2006	Q2 2008	Q4 2008	1,695	114	12
Norwalk, CA
3. Avalon at Poplar Creek	15%	196	25.2	28.6	Q2 2006	Q4 2006	Q1 2008	Q3 2008	1,245	105	7
Schaumburg, IL
4. Avalon Sunset (5)	15%	82	17.9	21.3	Q4 2005	Q1 2007	Q1 2008	Q3 2008	2,010	55	4
Los Angeles, CA
5. Paseo Park	15%	134	19.8	25.5	Q4 2005	Q2 2007	Q2 2008	Q4 2008	1,515	18	13
Fremont, CA

Subtotal		1,004	$150.2	$175.6					$1,470	642	46

Total/Weighted Average		2,188	$240.8	$285.1					$1,395	1,551	99

Weighted Average Projected NOI
as a % of Total Capital Cost (2)				10.7%	Inclusive of Concessions — See Attachment #14

(1)	Inclusive of acquisition cost.

(2)	See Attachment #14 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(3)	This community was developed by a predecessor of the Company. Phase I was completed in Q3 1992 and Phase II was completed in Q3 1994.

(4)	This community, formerly known as Ravenswood at the Park, was acquired in Q4 2004 and was transferred to a subsidiary of the Fund in Q1 2005, reducing the Company’s indirect equity interest in the community to 15%.

(5)	This community was formerly known as Fuller Martel.

This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the second quarter of 2007.

Attachment 10
AvalonBay Communities, Inc.
Summary of Development and Redevelopment Community Activity (1) as of June 30, 2007
(Dollars in Thousands)

DEVELOPMENT (2)

	Apt Homes	Total Capital	Cost of Homes		Construction in
	Completed &	Cost Invested	Completed &	Remaining to	Progress at
	Occupied	During Period (3)	Occupied (4)	Invest (5)	Period End (6)

Total - 2005 Actual	1,480	$347,839	$219,046	$881,012	$377,320

2006 Actual:
Quarter 1	267	$113,125	$47,014	$952,410	$468,401
Quarter 2	302	155,381	59,948	915,400	570,875
Quarter 3	509	174,587	86,515	1,007,188	593,160
Quarter 4	449	209,735	117,678	919,358	626,034

Total - 2006 Actual	1,527	$652,828	$311,155

2007 Projected:
Quarter 1 (Actual)	464	$167,109	$106,100	$908,630	$673,945
Quarter 2 (Actual)	724	240,036	165,064	974,266	798,358
Quarter 3 (Projected)	812	256,093	218,106	718,174	789,219
Quarter 4 (Projected)	612	180,227	186,925	542,705	692,216

Total - 2007 Projected	2,612	$843,465	$676,195

REDEVELOPMENT

		Total Capital		Reconstruction in
	Avg Homes	Cost Invested	Remaining to	Progress at
	Out of Service	During Period (3)	Invest (5)	Period End (6)

Total - 2005 Actual		$8,972	$13,456	$7,877

2006 Actual:
Quarter 1	32	$3,433	$18,443	$8,502
Quarter 2	60	3,474	21,760	10,206
Quarter 3	89	4,258	18,549	14,763
Quarter 4	60	4,378	14,991	17,602

Total - 2006 Actual		$15,543

2007 Projected:
Quarter 1 (Actual)	63	$3,332	$21,704	$14,538
Quarter 2 (Actual)	105	3,014	24,290	16,403
Quarter 3 (Projected)	95	7,460	16,830	18,925
Quarter 4 (Projected)	53	5,743	11,087	10,708

Total - 2007 Projected		$19,549

(1)	Data is presented for all communities currently under development or redevelopment and those communities for which development or redevelopment is expected to begin within the next 90 days.

(2)	Projected periods include data for consolidated joint ventures at 100%. The offset for joint venture partners’ participation is reflected as minority interest.

(3)	Represents Total Capital Cost incurred or expected to be incurred during the quarter, year or in total. See Attachment #14 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(4)	Represents projected Total Capital Cost of apartment homes completed and occupied during the quarter. Calculated by dividing Total Capital Cost for each Development Community by number of homes for the community, multiplied by the number of homes completed and occupied during the quarter.

(5)	Represents projected Total Capital Cost remaining to invest on communities currently under development or redevelopment and those for which development or redevelopment is expected to begin within the next 90 days. Remaining to invest for Q2 2007 includes $253.9 million attributed to four anticipated Q3 2007 development starts and $16.0 million related to three anticipated Q3 2007 redevelopment starts.

(6)	Represents period end balance of construction or reconstruction costs. Amount for Q2 2007 includes $3.8 million related to five unconsolidated investments in the Fund, and is reflected in other assets for financial reporting purposes.
This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the second quarter of 2007.

Attachment 11
AvalonBay Communities, Inc.
Future Development as of June 30, 2007

DEVELOPMENT RIGHTS (1)

			Estimated	Total
			Number	Capital Cost (1)
Location of Development Right			of Homes	(millions)
1.	Union City, CA	(2)	438	125
2.	Sharon, MA		156	31
3.	Hingham, MA	(2)	235	52
4.	Coram, NY	(2)	200	46
5.	Brooklyn, NY	(2)	628	317
6.	Irvine, CA	(2)	279	76
7.	San Francisco, CA Phase III	(2)	260	165
8.	Northborough, MA		350	60
9.	Pleasant Hill, CA	(4)	416	153
10.	Norwalk, CT		311	80
11.	Los Angeles, CA	(2)	174	78
12.	Andover, MA	(2)	115	21
13.	Kirkland, WA Phase II	(2)	181	60
14.	Wilton, CT	(2)	100	24
15.	New York, NY II		680	261
16.	Dublin, CA Phase II		200	52
17.	Dublin, CA Phase III		205	53
18.	Bellevue, WA		408	126
19.	Irvine, CA III		170	73
20.	Shelton, CT III		242	54
21.	Camarillo, CA		376	55
22.	Bloomingdale, NJ		173	38
23.	North Bergen, NJ	(3)	164	48
24.	Seattle, WA		201	65
25.	Quincy, MA	(2)	146	24
26.	Shelton, CT		302	49
27.	Cohasset, MA	(2)	200	38
28.	Canoga Park, CA	(2)	297	85
29.	West Long Branch, NJ	(3)	180	34
30.	Shelton, CT II		99	29
31.	Greenburgh, NY Phase II		444	112
32.	Brooklyn, NY II		825	443
33.	Highland Park, NJ		285	67
34.	San Francisco, CA		157	50
35.	Milford, CT	(2)	284	45
36.	Plymouth, MA Phase II		69	17
37.	Stratford, CT	(2)	146	23
38.	Oyster Bay, NY	(2)	150	42
39.	Randolph, NJ		115	31
40.	Hackensack, NJ		230	56
41.	Garden City, NY		160	58
42.	Roselle Park, NJ	(3)	300	70
43.	Yonkers, NY		400	88
44.	Irvine, CA II		179	57
45.	Alexandria, VA	(2)	283	73
46.	Tysons Corner, VA	(2)	439	121
47.	Gaithersburg, MD		254	41
48.	Oakland, NJ		228	49
49.	Plainview, NY		160	38
50.	Wheaton, MD	(2)	320	107
51.	Wanaque, NJ		210	45
52.	Yaphank, NY	(2)	343	57
53.	Rockville, MD	(2)	241	62

	Total		14,108	$4,124

(1)	See Attachment #14 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(2)	Company owns land, but construction has not yet begun.

(3)	This Development Right is subject to a joint venture arrangement.

(4)	This Development Right is subject to a joint venture arrangement. In connection with the pursuit of this Development Right, $125 million in bond financing was issued and immediately invested in a guaranteed investment contract (“GIC”) administered by a trustee. The Company does not have any equity or economic interest in the joint venture entity at this time, but has an option to make a capital contribution to the joint venture entity for a 99% general partner interest. Should the Company exercise this option, the bond proceeds will be released from the GIC and used for future construction of the Development Right. Should the Company decide not to exercise this option, the bond proceeds will be redeemed to the issuer.
This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the second quarter of 2007.

Attachment 12
AvalonBay Communities, Inc.
Unconsolidated Real Estate Investments (1) as of June 30, 2007
(Dollars in Thousands)

					AVB					AVB’s
			# of	Total	Book	Outstanding Debt				Share
Unconsolidated		Percentage	Apt	Capital	Value			Interest	Maturity	of Partnership
Real Estate Investments		Ownership	Homes	Cost (2)	Investment (3)	Amount	Type	Rate	Date	Debt
AvalonBay Value Added Fund, LP
1.	Avalon at Redondo Beach	N/A	105	$24,408	N/A	$16,765	Fixed	4.84%	Oct 2011	$2,548
	Los Angeles, CA
2.	Avalon Lakeside	N/A	204	18,053	N/A	12,056	Fixed	5.74%	Mar 2012	1,833
	Chicago, IL
3.	Avalon Columbia	N/A	170	29,240	N/A	22,275	Fixed	5.48%	Apr 2012	3,386
	Baltimore, MD
4.	Avalon Redmond	N/A	400	54,964	N/A	36,500	Fixed	4.96%	Jul 2012	5,548
	Seattle, WA
5.	Avalon Sunset	N/A	82	19,387	N/A	11,500	Fixed	5.41%	Feb 2014	1,748
	Los Angeles, CA
6.	Avalon at Poplar Creek	N/A	196	26,478	N/A	16,500	Fixed	4.83%	Oct 2012	2,508
	Chicago, IL
7.	Civic Center Place (4)	N/A	192	40,852	N/A	23,806	Fixed	5.29%	Aug 2013	3,619
	Norwalk, CA
8.	Paseo Park	N/A	134	20,524	N/A	11,800	Fixed	5.74%	Nov 2013	1,794
	Fremont, CA
9.	Avalon at Yerba Buena	N/A	160	66,537	N/A	41,500	Fixed	5.88%	Mar 2014	6,308
	San Francisco, CA
10.	Avalon at Aberdeen Station	N/A	290	58,123	N/A	34,456	Fixed	5.73%	Sep 2013	5,237
	Aberdeen, NJ
11.	The Springs	N/A	320	47,621	N/A	26,000	Fixed	6.06%	Oct 2014	3,952
	Corona, CA
12.	The Covington	N/A	256	32,311	N/A	17,243	Fixed	5.43%	Jan 2014	2,621
	Lombard, IL
13.	Cedar Valley	N/A	156	20,837	N/A	12,000	Fixed	5.68%	Feb 2014	1,824
	Columbia, MD
14.	Avalon Centerpoint	N/A	392	78,780	N/A	45,000	Variable	6.57%	Jul 2007	6,840
	Baltimore, MD

15.	Middlesex Crossing	N/A	252	37,174	N/A	24,100	Fixed	5.49%	Dec 2013	3,663
	Billerica, MA
16.	Avalon Crystal Hill	N/A	168	38,006	N/A	24,500	Fixed	5.43%	Dec 2013	3,724
	Ponoma, NY
17.	Skyway Terrace	N/A	348	74,140	N/A	—	N/A	N/A	N/A	—
	San Jose, CA
	Fund corporate debt	N/A	N/A	N/A	N/A	170,000	Variable	6.28%	2008 (5)	25,840

		15.2%	3,825	$687,435	$107,495	$546,001				$82,993	(6)

Other Operating Joint Ventures
1.	Avalon Grove	(7)	402	$51,805	$7,615	$—	N/A	N/A	N/A	$—
	Stamford, CT

2.	Avalon Chrystie Place I (7)	20.0%	361	130,664	25,812	117,000	Variable	3.76%	Nov 2036	23,400
	New York, NY

3.	Avalon at Mission Bay North II (7) (8)	25.0%	313	127,276	25,362	85,336	Variable	6.82%	Sep 2008 (9)	21,334
	San Francisco, CA

			1,076	$309,745	$58,789	$202,336				$44,734

			4,901	$997,180	$166,284	$748,337				$127,727

(1)	Schedule does not include one community (Avalon Del Rey) that completed development in the third quarter of 2006 under a joint venture arrangement. AVB owns 30% of this community, however due to the Company’s continuing involvement, it is consolidated for financial reporting purposes.

(2)	See Attachment #14 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(3)	These unconsolidated real estate investments are accounted for under the equity method of accounting. AVB Book Value Investment represents the Company’s recorded equity investment plus the Company’s pro rata share of outstanding debt.

(4)	This community’s debt is a combination of two separate fixed rate loans which both mature in August 2013. The first loan totals $18,154 at a 5.04% interest rate and was assumed by the Fund upon purchase of this community. The second loan was procured in connection with the acquisition in the amount of $5,652 at a 6.08% interest rate. The rate listed in the table above represents a weighted average interest rate.

(5)	As of June 30, 2007, these borrowings include $140,000 in borrowings under the Fund’s credit facility secured by uncalled capital commitments maturing in January 2008 and $30,000 in borrowings under a separate unsecured credit facility maturing in December 2008.

(6)	The Company has not guaranteed the debt of the Fund and bears no responsibility for the repayment.

(7)	After the venture makes certain threshold distributions to the third-party partner, the Company generally receives 50% of all further distributions.

(8)	Total Capital Cost for this community represents the capitalized costs incurred and projected to incur as part of the development completion, and is not the gross real estate cost as recorded by the joint venture as of June 30, 2007.

(9)	The maturity date as reflected on this attachment may be extended to September 2010 upon exercise of two one-year extension options.

Attachment 13
AvalonBay Communities, Inc.
Summary of Disposition Activity (1) as of June 30, 2007
(Dollars in thousands)

	Weighted			Accumulated		Weighted Average
Number of	Average	Gross Sales		Depreciation	Economic	Initial Year	Weighted Average
Communities Sold	Holding Period (2)	Price	GAAP Gain	and Other	Gain (3)	Mkt. Cap Rate (2) (3)	Unleveraged IRR (2) (3)
1998:
9 Communities		$170,312	$25,270	$23,438	$1,832	8.1%	16.2%

1999:
16 Communities		$317,712	$47,093	$27,150	$19,943	8.3%	12.1%

2000:
8 Communities		$160,085	$40,779	$6,262	$34,517	7.9%	15.3%

2001:
7 Communities		$241,130	$62,852	$21,623	$41,229	8.0%	14.3%

2002:
1 Community		$80,100	$48,893	$7,462	$41,431	5.4%	20.1%

2003:
12 Communities, 1 Land Parcel (4)		$460,600	$184,438	$52,613	$131,825	6.3%	15.3%

2004:
5 Communities, 1 Land Parcel		$250,977	$122,425	$19,320	$103,105	4.8%	16.8%

2005:
7 Communities, 1 Office Building, 3 Land Parcels (5)		$382,720	$199,766	$14,929	$184,838	3.8%	18.0%

2006:
4 Communities, 3 Land Parcels (6)		$281,485	$117,539	$21,699	$95,840	4.6%	15.2%

2007:
1 Land Parcel (2)		$5,800	$545	$—	$545	N/A	N/A

1998 - 2007 Total	6.2	$2,350,921	$849,600	$194,496	$655,105	6.2%	15.5%

(1)	Activity excludes dispositions to joint venture entities in which the Company retains an economic interest.

(2)	For purposes of this attachment, land sales and the disposition of an office building are not included in the calculation of Weighted Average Holding Period, Weighted Average Initial Year Market Cap Rate, or Weighted Average Unleveraged IRR.

(3)	See Attachment #14 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(4)	2003 GAAP gain, for purposes of this attachment, includes $23,448 related to the sale of a community in which the Company held a 50% membership interest.

(5)	2005 GAAP gain includes the recovery of an impairment loss of $3,000 recorded in 2002 related to one of the land parcels sold in 2005. This loss was recorded to reflect the land at fair value based on its entitlement status at the time it was determined to be planned for disposition.

(6)	2006 GAAP gain, for purposes of this attachment, includes $6,609 related to the sale of a community in which the Company held a 25% equity interest.

Attachment 14
AvalonBay Communities, Inc.
Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms
This release, including its attachments, contains certain non-GAAP financial measures and other terms. The definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to below should not be considered an alternative to net income as an indication of our performance. In addition, these non-GAAP financial measures do not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered as an alternative measure of liquidity or as indicative of cash available to fund cash needs.
FFO is determined based on a definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is calculated by the Company as net income or loss computed in accordance with GAAP, adjusted for gains or losses on sales of previously depreciated operating communities, extraordinary gains or losses (as defined by GAAP), cumulative effect of a change in accounting principle and depreciation of real estate assets, including adjustments for unconsolidated partnerships and joint ventures. Management generally considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses related to dispositions of previously depreciated operating communities and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. A reconciliation of FFO to net income is as follows (dollars in thousands):

	Q2	Q2	YTD	YTD
	2007	2006(1)	2007(2)	2006(1)(2)
Net income	$51,052	$67,006	$97,571	$178,120
Dividends attributable to preferred stock	(2,175)	(2,175)	(4,350)	(4,350)
Depreciation — real estate assets, including discontinued operations and joint venture adjustments	45,080	41,917	89,765	82,487
Minority interest, including discontinued operations	84	99	172	198
Gain on sale of previously depreciated real estate assets	—	(31,992)	—	(97,411)

FFO attributable to common stockholders	$94,041	$74,855	$183,158	$159,044

Average shares outstanding — diluted	80,647,514	75,361,911	80,283,143	75,285,946
EPS — diluted	$0.61	$0.86	$1.16	$2.31
FFO per common share — diluted	$1.17	$0.99	$2.28	$2.11

(1)	Amounts for the three and six months ended June 30, 2006 have been restated from amounts previously reported to reflect a change in accounting for land leases.

(2)	FFO per common share — diluted includes $0.01 for the six months ended June 30, 2007 and $0.17 for the six months ended June 30, 2006 related to the sale of a land parcel in each year.

Attachment 14 (continued)
Projected FFO, as provided within this release in the Company’s outlook, is calculated on a basis consistent with historical FFO, and is therefore considered to be an appropriate supplemental measure to projected net income from projected operating performance. A reconciliation of the range provided for Projected FFO per share (diluted) for the third quarter and full year of 2007 to the range provided for projected EPS (diluted) is as follows:
Projected FFO, as provided within this release in the Company’s outlook, is calculated on a basis consistent with historical FFO, and is therefore considered to be an appropriate supplemental measure to projected net income from projected operating performance. A reconciliation of the range provided for Projected FFO per share (diluted) for the third quarter and full year of 2007 to the range provided for projected EPS (diluted) is as follows:

	Low	High
	range	range
Projected EPS (diluted) — Q3 07	$1.99	$2.03
Projected depreciation (real estate related)	0.57	0.59
Projected gain on sale of operating communities	(1.39)	(1.41)

Projected FFO per share (diluted) — Q3 07	$1.17	$1.21

Projected EPS (diluted) — Full Year 2007	$3.83	$3.93
Projected depreciation (real estate related)	2.28	2.32
Projected gain on sale of operating communities	(1.51)	(1.55)

Projected FFO per share (diluted) — Full Year 2007	$4.60	$4.70

NOI is defined by the Company as total property revenue less direct property operating expenses (including property taxes), and excludes corporate-level income (including management, development and other fees), corporate-level property management and other indirect operating expenses, investments and investment management, net interest expense, general and administrative expense, joint venture income, minority interest expense, depreciation expense, gain on sale of real estate assets and income from discontinued operations. The Company considers NOI to be an appropriate supplemental measure to net income of operating performance of a community or communities because it helps both investors and management to understand the core operations of a community or communities prior to the allocation of corporate-level property management overhead or general and administrative costs. This is more reflective of the operating performance of a community, and allows for an easier comparison of the operating performance of single assets or groups of assets. In addition, because prospective buyers of real estate have different overhead structures, with varying marginal impact to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or groups of assets.

Attachment 14 (continued)
A reconciliation of NOI (from continuing operations) to net income, as well as a breakdown of NOI by operating segment, is as follows (dollars in thousands):

	Q2	Q2	YTD	YTD
	2007	2006 (1)	2007	2006 (1)
Net income	$51,052	$67,006	$97,571	$178,120
Indirect operating expenses, net of corporate income	7,220	6,911	14,214	14,338
Investments and investment management	2,483	2,398	4,508	3,869
Interest expense, net	22,662	26,115	46,159	54,311
General and administrative expense	6,642	6,479	13,422	12,762
Joint venture income and minority interest	653	(79)	1,189	(174)
Depreciation expense	44,195	41,285	88,023	81,251
Gain on sale of real estate assets	—	(31,992)	(545)	(110,577)
Income from discontinued operations	(539)	(171)	(711)	(1,310)

NOI from continuing operations	$134,368	$117,952	$263,830	$232,590

Established:
Northeast	$46,875	$44,915	$92,278	$87,808
Mid-Atlantic	17,663	16,240	35,296	32,664
Midwest	1,910	1,778	3,678	3,444
Pacific NW	5,868	4,820	11,347	9,501
No. California	28,642	25,281	56,934	50,395
So. California	10,135	9,440	20,203	18,755

Total Established	111,093	102,474	219,736	202,567

Other Stabilized	9,351	5,575	18,247	10,260
Development/Redevelopment	13,924	9,903	25,847	19,763

NOI from continuing operations	$134,368	$117,952	$263,830	$232,590

(1) Amounts for the three and six months ended June 30, 2006 have been restated from amounts previously reported to reflect a change in accounting for land leases.
NOI as reported by the Company does not include the operating results from discontinued operations (i.e., assets sold during the period January 1, 2006 through June 30, 2007). A reconciliation of NOI from communities sold or held for sale to net income for these communities is as follows (dollars in thousands):

	Q2	Q2	YTD	YTD
	2007	2006	2007	2006
Income from discontinued operations	$539	$171	$711	$1,310
Interest expense, net	158	480	539	947
Depreciation expense	177	261	443	520

NOI from discontinued operations	$874	$912	$1,693	$2,777

NOI from assets sold	$—	$72	$—	$1,147
NOI from assets held for sale	874	840	1,693	1,630

NOI from discontinued operations	$874	$912	$1,693	$2,777

Attachment 14 (continued)
Projected NOI, as used within this release for certain Development and Redevelopment Communities and in calculating the Initial Year Market Cap Rate for dispositions, represents management’s estimate, as of the date of this release (or as of the date of the buyer’s valuation in the case of dispositions), of projected stabilized rental revenue minus projected stabilized operating expenses. For Development and Redevelopment Communities, Projected NOI is calculated based on the first year of Stabilized Operations, as defined below, following the completion of construction. In calculating the Initial Year Market Cap Rate, Projected NOI for dispositions is calculated for the first twelve months following the date of the buyer’s valuation. Projected stabilized rental revenue represents Management’s estimate of projected gross potential (based on leased rents for occupied homes and Market Rents, as defined below, for vacant homes) minus projected economic vacancy and adjusted for concessions. Projected stabilized operating expenses do not include interest, income taxes (if any), depreciation or amortization, or any allocation of corporate-level property management overhead or general and administrative costs. The weighted average Projected NOI as a percentage of Total Capital Cost is weighted based on the Company’s share of the Total Capital Cost of each community, based on its percentage ownership.
Management believes that Projected NOI of the development and redevelopment communities, on an aggregated weighted average basis, assists investors in understanding Management’s estimate of the likely impact on operations of the Development and Redevelopment Communities when the assets are complete and achieve stabilized occupancy (before allocation of any corporate-level property management overhead, general and administrative costs or interest expense). However, in this release the Company has not given a projection of NOI on a company-wide basis. Given the different dates and fiscal years for which NOI is projected for these communities, the projected allocation of corporate-level property management overhead, general and administrative costs and interest expense to communities under development or redevelopment is complex, impractical to develop, and may not be meaningful. Projected NOI of these communities is not a projection of the Company’s overall financial performance or cash flow. There can be no assurance that the communities under development or redevelopment will achieve the Projected NOI as described in this release.
Rental Revenue with Concessions on a Cash Basis is considered by the Company to be a supplemental measure to rental revenue in conformity with GAAP to help investors evaluate the impact of both current and historical concessions on GAAP based rental revenue and to more readily enable comparisons to revenue as reported by other companies. In addition, rental revenue (with concessions on a cash basis) allows an investor to understand the historical trend in cash concessions.
A reconciliation of rental revenue from Established Communities in conformity with GAAP to rental revenue (with concessions on a cash basis) is as follows (dollars in thousands):

	Q2	Q2
	2007	2006
Rental revenue (GAAP basis)	$162,448	$152,853
Concessions amortized	1,490	3,702
Concessions granted	(2,047)	(1,849)

Rental revenue (with concessions on a cash basis)	$161,891	$154,706

% change — GAAP revenue	6.3%
% change — cash revenue	4.6%

Economic Gain is calculated by the Company as the gain on sale in accordance with GAAP, less accumulated depreciation through the date of sale and any other non-cash adjustments that may be required under GAAP accounting. Management generally considers Economic Gain to be an appropriate supplemental measure to gain on sale in accordance with GAAP because it helps investors to understand the relationship between the cash proceeds from a sale and the cash invested in the sold community. The Economic Gain for each of the communities presented is estimated based on their respective final settlement statements. A reconciliation of Economic Gain to gain on sale in accordance with GAAP for both the six months ended June 30, 2007 as well as prior years’ activities is presented on Attachment 13.
Interest Coverage is calculated by the Company as EBITDA from continuing operations, excluding land gains, divided by the sum of interest expense, net, and preferred dividends. Interest Coverage is presented by the Company because it provides rating agencies and investors an additional means of comparing our ability to service debt obligations to that of other companies. EBITDA is defined by the Company as net income before interest income and expense, income taxes, depreciation and amortization.

Attachment 14 (continued)
A reconciliation of EBITDA and a calculation of Interest Coverage for the second quarter of 2007 are as follows (dollars in thousands):

Net income	$51,052
Interest expense, net	22,662
Interest expense (discontinued operations)	158
Depreciation expense	44,195
Depreciation expense (discontinued operations)	177

EBITDA	$118,244

EBITDA from continuing operations	$117,370
EBITDA from discontinued operations	874

EBITDA	$118,244

EBITDA from continuing operations	$117,370
Land gains	—

EBITDA from continuing operations, excluding land gains	$117,370

Interest expense, net	22,662
Dividends attributable to preferred stock	2,175

Interest charges	24,837

Interest coverage	4.7

Total Capital Cost includes all capitalized costs projected to be or actually incurred to develop the respective Development or Redevelopment Community, or Development Right, including land acquisition costs, construction costs, real estate taxes, capitalized interest and loan fees, permits, professional fees, allocated development overhead and other regulatory fees, all as determined in accordance with GAAP. For Redevelopment Communities, Total Capital Cost excludes costs incurred prior to the start of redevelopment when indicated. With respect to communities where development or redevelopment was completed in a prior or the current period, Total Capital Cost reflects the actual cost incurred, plus any contingency estimate made by management. Total Capital Cost for communities identified as having joint venture ownership, either during construction or upon construction completion, represents the total projected joint venture contribution amount. For joint ventures not in construction, Total Capital Cost is equal to gross real estate cost.
Initial Year Market Cap Rate is defined by the Company as Projected NOI of a single community for the first 12 months of operations (assuming no repositioning), less estimates for non-routine allowance of approximately $200 — $300 per apartment home, divided by the gross sales price for the community. Projected NOI, as referred to above, represents management’s estimate of projected rental revenue minus projected operating expenses before interest, income taxes (if any), depreciation, amortization and extraordinary items. For this purpose, management’s projection of operating expenses for the community includes a management fee of 3.0% — 3.5%. The Initial Year Market Cap Rate, which may be determined in a different manner by others, is a measure frequently used in the real estate industry when determining the appropriate purchase price for a property or estimating the value for a property. Buyers may assign different Initial Year Market Cap Rates to different communities when determining the appropriate value because they (i) may project different rates of change in operating expenses and capital expenditure estimates and (ii) may project different rates of change in future rental revenue due to different estimates for changes in rent and occupancy levels. The weighted average Initial Year Market Cap Rate is weighted based on the gross sales price of each community.
Unleveraged IRR on sold communities refers to the internal rate of return calculated by the Company considering the timing and amounts of (i) total revenue during the period owned by the Company and (ii) the gross sales price net of selling costs, offset by (iii) the undepreciated capital cost of the communities at the time of sale and (iv) total direct operating expenses during the period owned by the Company. Each of the items (i), (ii), (iii) and (iv) are calculated in accordance with GAAP.
The calculation of Unleveraged IRR does not include an adjustment for the Company’s general and administrative expense, interest expense, or corporate-level property management and other indirect operating expenses.

Attachment 14 (continued)
Therefore, Unleveraged IRR is not a substitute for net income as a measure of our performance. Management believes that the Unleveraged IRR achieved during the period a community is owned by the Company is useful because it is one indication of the gross value created by the Company’s acquisition, development or redevelopment, management and sale of a community, before the impact of indirect expenses and Company overhead. The Unleveraged IRR achieved on the communities as cited in this release should not be viewed as an indication of the gross value created with respect to other communities owned by the Company, and the Company does not represent that it will achieve similar Unleveraged IRRs upon the disposition of other communities. The weighted average Unleveraged IRR for sold communities is weighted based on all cash flows over the holding period for each respective community, including net sales proceeds.
Leverage is calculated by the Company as total debt as a percentage of Total Market Capitalization. Total Market Capitalization represents the aggregate of the market value of the Company’s common stock, the market value of the Company’s operating partnership units outstanding (based on the market value of the Company’s common stock), the liquidation preference of the Company’s preferred stock and the outstanding principal balance of the Company’s debt. Management believes that Leverage can be one useful measure of a real estate operating company’s long-term liquidity and balance sheet strength, because it shows an approximate relationship between a company’s total debt and the current total market value of its assets based on the current price at which the Company’s common stock trades. Changes in Leverage also can influence changes in per share results. A calculation of Leverage as of June 30, 2007 is as follows (dollars in thousands):

Total debt	$2,917,387

Common stock	9,478,813
Preferred stock	100,000
Operating partnership units	14,946
Total debt	2,917,387

Total market capitalization	12,511,146

Debt as % of capitalization	23.3%

Because Leverage changes with fluctuations in the Company’s stock price, which occur regularly, the Company’s Leverage may change even when the Company’s earnings, interest and debt levels remain stable. Investors should also note that the net realizable value of the Company’s assets in liquidation is not easily determinable and may differ substantially from the Company’s Total Market Capitalization.
Unencumbered NOI as calculated by the Company represents NOI generated by real estate assets unencumbered by either outstanding secured debt or land leases (excluding land leases with purchase options that were put in place for governmental incentives or tax abatements) as a percentage of total NOI generated by real estate assets. The Company believes that current and prospective unsecured creditors of the Company view Unencumbered NOI as one indication of the borrowing capacity of the Company. Therefore, when reviewed together with the Company’s Interest Coverage, EBITDA and cash flow from operations, the Company believes that investors and creditors view Unencumbered NOI as a useful supplemental measure for determining the financial flexibility of an entity. A calculation of Unencumbered NOI for the six months ended June 30, 2007 is as follows (dollars in thousands):

NOI for Established Communities	$219,736
NOI for Other Stabilized Communities	18,247
NOI for Development/Redevelopment Communities	25,847
NOI for discontinued operations	1,693

Total NOI generated by real estate assets	265,523
NOI on encumbered assets	43,964

NOI on unencumbered assets	221,559

Unencumbered NOI	83.4%

Established Communities are identified by the Company as communities where a comparison of operating results from the prior year to the current year is meaningful, as these communities were owned and had Stabilized Operations, as defined below, as of the beginning of the prior year. Therefore, for 2007, Established Communities are consolidated communities that have Stabilized Operations as of January 1, 2006 and are not conducting or planning to conduct substantial redevelopment activities within the current year. Established Communities do not include communities that are currently held for sale or planned for disposition during the current year.

Attachment 14 (continued)
Development Communities are communities that are under construction and for which a final certificate of occupancy has not been received. These communities may be partially complete and operating.
Redevelopment Communities are communities where substantial redevelopment is in progress or is planned to begin during the current year. For wholly-owned communities, redevelopment is considered substantial when capital invested during the reconstruction effort is expected to exceed the lesser of $5,000,000 or 10% of the community’s acquisition cost. The definition of substantial redevelopment may differ for communities that are not wholly-owned.
Average Rental Rates are calculated by the Company as rental revenue in accordance with GAAP, divided by the weighted average number of occupied apartment homes.
Economic Occupancy is defined as total possible revenue less vacancy loss as a percentage of total possible revenue. Total possible revenue is determined by valuing occupied units at contract rates and vacant units at Market Rents. Vacancy loss is determined by valuing vacant units at current Market Rents. By measuring vacant apartments at their Market Rents, Economic Occupancy takes into account the fact that apartment homes of different sizes and locations within a community have different economic impacts on a community’s gross revenue.
Market Rents as reported by the Company are based on the current market rates set by the managers of the Company’s communities based on their experience in renting their communities’ apartments and publicly available market data. Trends in market rents for a region as reported by others could vary. Market Rents for a period are based on the average Market Rents during that period and do not reflect any impact for cash concessions.
Non-Revenue Generating Capex represents capital expenditures that will not directly result in revenue earnings or expense savings.
Stabilized/Restabilized Operations is defined as the earlier of (i) attainment of 95% physical occupancy or (ii) the one-year anniversary of completion of development or redevelopment.
Average Rent per Home, as calculated for certain Development and Redevelopment Communities in lease-up, reflects (i) actual average leased rents for those apartments leased through the end of the quarter net of estimated stabilized concessions, (ii) estimated market rents net of comparable concessions for all unleased apartments and (iii) includes actual and estimated other rental revenue. For Development and Redevelopment Communities not yet in lease-up, Average Rent per Home reflects management’s projected rents.
Development Rights are development opportunities in the early phase of the development process for which the Company either has an option to acquire land or enter into a leasehold interest, for which the Company is the buyer under a long-term conditional contract to purchase land or where the Company owns land to develop a new community. The Company capitalizes related predevelopment costs incurred in pursuit of new developments for which future development is probable.